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                                                                   EXHIBIT 11.1

                          MEDICAL MANAGER CORPORATION
                     BASIC AND DILUTED EARNINGS PER SHARE
         FOR THE THREE MONTHS ENDED MARCH 31, 1999 AND MARCH 31, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


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
                                                      THREE MONTHS          THREE MONTHS
                                                          ENDED                 ENDED
                                                     MARCH 31, 1999        MARCH 31, 1998
                                                     --------------        ---------------
Net Income                                               $ 5,552               $ 3,530
                                                         =======               =======

BASIC EARNINGS PER SHARE:
------------------------------------------------

Weighted average common shares outstanding                22,363                20,541
                                                         =======               =======

Basic earnings per share                                 $  0.25               $  0.17
                                                         =======               =======

DILUTED EARNINGS PER SHARE:
------------------------------------------------

Weighted average common shares outstanding                22,363                20,541
Effect of dilutive shares
      Stock awards                                             0                    36
      Stock options                                          925                   904
                                                         -------               -------
Diluted shares                                            23,288                21,481
                                                         =======               =======

Diluted earnings per share                               $  0.24               $  0.16
                                                         =======               =======
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